UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 27, 2008

Erie Indemnity Company
__________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	0-24000	25-0466020
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

100 Erie Insurance Place, Erie, Pennsylvania		16530
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(814)870-2785

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.02 Termination of a Material Definitive Agreement.

(a) Termination of Employment Agreement of former Executive Vice President – Insurance Operations

The Amended and Restated Employment Agreement dated as of December 12, 2005, and the Amendment and Payment Designation Agreement dated as of December 31, 2007, between Erie Indemnity Company (the "Company") and Thomas B. Morgan (both agreements jointly referred to as the "Employment Agreement") were terminated by the Severance Agreement dated as of February 28, 2008, described in Item 5.02 (e) below.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Severance Agreement with former Executive Vice President – Insurance Operations

On February 27, 2008, the Company filed a Report on Form 8-K announcing that Thomas B. Morgan had resigned as Executive Vice President – Insurance Operations of the Company and each of its subsidiaries and related companies.

On February 28, 2008, the Company entered into a Severance Agreement with Mr. Morgan (the "Severance Agreement") which provides for the resolution of all matters relating to Mr. Morgan’s employment, including all obligations of the Company to Mr. Morgan under the Employment Agreement (referred to in Item 1.02 (a) of this Report), the Company’s 1997 Long Term Incentive Plan (the "Pre-2004 LTIP"), the Company’s 2004 Long Term Incentive Plan (the "2004 LTIP"), the Company’s Supplemental Executive Retirement Plan (the "SERP") and the Company’s Deferred Compensation Plan.

The Severance Agreement provides for the payment of separation pay to Mr. Morgan of $1,875,000 in a lump sum payment, which will be paid to him (less required tax withholdings) on June 9, 2008.

Under the Severance Agreement, the Company will pay Mr. Morgan on October 1, 2008, the full amount of his SERP benefits, plus a tax gross-up on a portion of that amount, in full satisfaction of all of his benefits under the SERP.

The Severance Agreement also provides for lump sum cash payments to Mr. Morgan on
October 1, 2008 and January 15, 2009, of his accounts under the Deferred Compensation Plan.

The Severance Agreement further provides that, upon his termination of employment, Mr. Morgan vested in previously unvested restricted stock units under the Pre-2004 LTIP, with respect to which the Company will issue 823 shares of the Company’s Class A Common Stock (less required tax withholdings) to Mr. Morgan in January 2009. With respect to performance based awards under the 2004 LTIP, the Severance Agreement provides that the performance period with respect to awards made to Mr. Morgan for the 2006-2008 and 2007-2009 performance periods will be treated as ending on December 31, 2008, and the Company will issue to Mr. Morgan shares of the Company’s Class A Common Stock representing 100% and 66 2/3% of the earned award for each of those performance periods (less required tax withholdings), respectively.

Mr. Morgan is also entitled to receive, for a period of three years, health and life insurance and other benefits upon substantially the same terms and conditions as existed immediately prior to the date he terminated his employment. The Company will also reimburse him for the annual premiums he pays on a life insurance policy (on a tax gross-up basis) for calendar years 2009, 2010 and 2011.

The Severance Agreement provides for a general release by Mr. Morgan of any claims he might have against the Company and its officers, directors and related persons; customary confidentiality provisions; a 30 day non-compete agreement; as well as an agreement by Mr. Morgan to cooperate with the Company if his assistance is needed in connection with matters that arose while he was employed by the Company.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Severance Agreement, a copy of which is filed as Exhibit 10.1 to this Report.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Erie Indemnity Company

March 3, 2008	By:	Timothy G. NeCastro

Name: Timothy G. NeCastro
Title: Senior Vice President and Controller

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Exhibit Index

Exhibit No.	Description

10.1	Severance Agreement dated February 28, 2008, by and between Erie Indemnity Company and Thomas B. Morgan